UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
As previously reported on Evofem Biosciences, Inc.’s (the “Company”) Current Reports on Form 8-K filed on October 12, 2021 and October 26, 2021 and pursuant to that certain securities purchase agreement, dated as of October 11, 2021 (the “2021 Purchase Agreement”), by and between the Company and Keystone Capital Partners, LLC (“Keystone”), the Company issued to Keystone 5,000 shares of its Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”).

As previously reported on the Company’s Current Reports on Form 8-K filed on January 13, 2022 and March 1, 2022 and pursuant to those certain securities purchase agreements (the “2022 Purchase Agreements”), dated as of January 13, 2022 and March 1, 2022, each by and between the Company and certain institutional investors (the “Note Purchasers”), the Company issued to the Note Purchasers unsecured 5.0% Senior Subordinated Notes due 2025 in the aggregate original principal amount of $13,333,335.10 (the “Existing Notes”).

As previously reported on the Company’s Current Report on Form 8-K filed on February 16, 2022, and pursuant to that certain common stock purchase agreement, dated as of February 15, 2022 (the “Equity Line Agreement”), by and between the Company and Seven Knots, LLC (“Seven Knots” and together with Keystone and the Note Purchasers, the “Investors”), Seven Knots agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having a total maximum aggregate purchase price to Seven Knots of up to $50,000,000 (the “Equity Line Shares”).

As previously reported on the Company’s Current Report on Form 8-K filed on March 24, 2022, and pursuant to that certain exchange agreement (the “March Exchange Agreement” and together with the 2021 Purchase Agreement, the 2022 Purchase Agreements and the Equity Line Agreement, the “Existing Agreements”), dated as of March 24, 2022, by and between the Company and Keystone, Keystone agreed to exchange 1,700 shares of its Series B-2 Preferred Stock in consideration for 1,700 shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock” and together with the Series B-2 Preferred Stock, the Existing Notes and the Equity Line Shares, the “Existing Securities”).

On May 4, 2022, the Company entered into Amendment and Exchange Agreements (the “Exchange Agreements”) with each of the Investors, pursuant to which the Investors agreed to exchange certain of their Existing Securities consisting of the Existing Notes, 2,100 shares of Series B-2 Preferred Stock, 1,700 shares of Series C Preferred Stock and 8,000,000 shares of the Company’s common stock issued as Equity Line Shares for (i) new 5.0% Senior Subordinated Notes with an aggregate principal amount of $22,197,362.20 (the “New Notes”), (ii) 3,125,000 new shares of Common Stock (the “New Shares”) and (iii) new warrants to purchase up to 12,500,000 shares of Common Stock (the “New Warrants” and collectively with the New Notes and the New Shares, the “New Securities”) (collectively, the “Exchange”).

The New Notes are substantially similar to the Existing Notes, except that (i) the maturity date of the New Notes is August 1, 2022, (ii) the holders of the New Notes may require the Company to redeem or exchange up to 100% of the New Notes upon the occurrence of certain subsequent transactions, as further described in the New Notes (each, a “Subsequent Transaction Optional Redemption”). Pursuant to the terms of the New Notes and subject to certain conditions further described in the New Notes, if the Company completes an underwritten public offering of at least $20 million complying with certain conditions described in the New Notes (an “Underwritten Offering”) and the holder of the New Notes does not participate in the Underwritten Offering on the terms described in the New Notes, then such holder will forfeit their right to Subsequent Transaction Optional Redemption solely with respect to such Underwritten Offering and amounts that may be due pursuant to the New Notes will not be due and payable until the three-month anniversary of the initial closing of the Underwritten Offering.

The New Warrants will have an exercise price of $0.1651 per share and will be exercisable immediately with a five year term.

The Exchange is exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. As provided under the Exchange Agreements, following the initial delivery of the New Securities, the Existing Securities will be exchanged, with the Company owing no further obligations thereunder. The Company will not receive any cash proceeds from the issuance of the New Securities.

The Exchange Agreements contain customary representations, warranties, covenants, and other agreements by the Company and the Investors. The representations, warranties, covenants, and other agreements made in the Exchange Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Exchange Agreements, the New Notes and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the Form of Amendment and Exchange Agreements, the Form of New Notes and the Form of New Warrants are attached hereto as Exhibits 10.1, 10.2, 10.3, 4.1, 4.2 and 4.3, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
To the extent required by Item 2.03 of Form 8-K, the disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.
To the extent required by Item 3.02 of Form 8-K, the disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As disclosed below, at the annual meeting of the Company held on May 4, 2022 (the “Annual Meeting”), the Company’s shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), as amended, to effect a one-time reverse stock split of the Company’s Common Stock, at a ratio of 1-for-15 (the “Reverse Stock Split”).

On May 4, 2022, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to effect the Reverse Stock Split.

The Reverse Stock Split will become effective upon the close of trading on the Nasdaq Capital Market on May 5, 2022 (the “Effective Time”). The Company’s Common Stock will continue to trade on the Nasdaq Capital Market under the symbol “EVFM.” The new CUSIP number for the common stock following the Reverse Stock Split will be 30048L 203.

At the Effective Time, every 15 shares of the Company’s issued and outstanding Common Stock (and such shares held in treasury) will automatically be converted into one share of Common Stock, without any change in the par value per share. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, stock appreciation rights, convertible notes and warrants to purchase shares of Common Stock, the number of shares issuable upon the vesting of all restricted stock awards, and the number of shares of Common Stock reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any stockholder who would otherwise be entitled to a fractional share of Common Stock created as a result of the Reverse Stock Split shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of Common Stock multiplied by the closing trading price of the Common Stock on the trading day immediately preceding the Effective Time.

The summary of the Certificate of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Company was held on May 4, 2022 at 8:00 a.m. Pacific Daylight Time at the Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 in the 6th floor board room. Of the Company’s 182,219,774 shares of Common Stock issued and outstanding and eligible to vote as of the record date of March 28, 2022, 93,057,202 shares, or approximately 51.06% of the eligible shares of Common Stock, were present in person or represented by proxy; and of the Company’s 1,700 shares of Series C Preferred Stock issued and outstanding and eligible to vote as of the record date of March 28, 2022, 1,700 shares, or approximately 100.00% of eligible shares of Series C Preferred Stock, were present in person or represented by proxy. A quorum was present for all matters. Each of the matters set forth below is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2022. The following actions were taken at the Annual Meeting:

Proposal 1
Election of the following nominees as Class II directors of the Company, each to serve until the 2025 Annual Meeting and until his or her successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Vote
Gillian Greer, Ph.D.	37,570,747	10,660,583	44,825,872
Tony O’Brien	37,625,771	10,605,559	44,825,872

Proposal 2
Approval, on a non-binding advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
32,286,205	12,292,151	3,652,974	44,825,872

Proposal 3
Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a 1-for-15 reverse stock split and to reduce the number of authorized shares of common stock from 500,000,000 to 250,000,000 shares.
Reverse Stock Split (Common Stock):

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
80,490,183	9,643,247	2,923,772	0

Reverse Stock Split (Series C Preferred Stock):

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
75,905,971	9,094,029	0	0

Reduction in Authorized Shares of Common Stock:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
80,490,183	9,643,247	2,923,772	0
Proposal 4
Ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2022.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
86,992,912	2,672,343	3,391,947	0

Item 8.01.	Other Information.
On May 5, 2022, the Company issued a press release announcing the Reverse Stock Split. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Evofem Biosciences, Inc.
4.1*	Form of Senior Subordinated Note.
4.2*	Form of Senior Subordinated Note.
4.3	Form of Warrant.
10.1	Form of Amendment and Exchange Agreement For Existing Notes.
10.2	Form of Amendment and Exchange Agreement For Preferred Stock.
10.3	Form of Amendment and Exchange Agreement For Equity Line Shares.
99.1	Press Release, dated May 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: May 5, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer